                                                                    EXHIBIT 99.2

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 11-K

(Mark One)
(X)      ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT
         OF 1934
For the fiscal year ended December 31, 2001
                          ------------------------
                                       OR
( ) TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ______________ to ______________________

Commission file number  2-28286, as exhibit 28.2
                       -------------------------------------------------------

A. Full title of the plan and the address of the plan, if different from that of the issuer named below:
         THE BNA 401(k) PLAN

B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

         The Bureau of National Affairs, Inc.
         1231 25th Street, N. W.
         Washington, D. C.  20037

         Index to form 11-K:

      Financial Statements -
      Report of Independent Auditors                                 83
      Statements of Net Assets Available for Benefits
       December 31, 2001 and 2000                                    84
      Statements of Changes in Net Assets Available for Benefits -
       Years Ended December 31, 2001, 2000, and 1999                 85
      Notes to Financial Statements - December 31, 2001,
       2000, and 1999                                                86
      Schedule of Assets Held for Investment Purposes                88

                                    SIGNATURE


            Pursuant to the requirements of the Securities Exchange Act of 1934, the BNA 401(k) Plan Administrative Committee has duly caused this annual report to be signed by the undersigned thereunto duly authorized.

            THE BNA 401(k) PLAN


            Date  March 29, 2002
                  -------------------------------


            By    s/Gilbert S. Lavine
                  ----------------------------------------
                  Gilbert S. Lavine
                  Chairman of the Administrative Committee

                               THE BNA 401(k) PLAN

                              Financial Statements

                           December 31, 2001 and 2000

                   (With Independent Auditors' Report Thereon)

                          Independent Auditors' Report


The Administrative Committee of
The BNA 401K Plan

We have audited the accompanying statements of net assets available for benefits of The BNA 401K Plan (the Plan) as of December 31, 2001 and 2000, and the related statements of changes in net assets available for benefits for each of the years in the three-year period ended December 31, 2001, and the supplemental schedule of assets held for investment purposes as of December 31, 2001. These financial statements and supplemental schedule are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, net assets available for benefits of the Plan as of December 31, 2001 and 2000, and the changes in net assets available for benefits for each of the years in the three-year period ended December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule of assets held for investment purposes is presented for the purpose of additional analysis and is not a required part of the basic financial statements but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedule has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



                              s\ KPMG LLP
                              -----------
                              KPMG LLP




Washington, D.C.
March 1, 2002

                               THE BNA 401(k) PLAN

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                           DECEMBER 31, 2001 AND 2000


                                               2001             2000
                                          -------------    -------------
   Cash                                  $       15,357    $      29,220

  Investments, at fair value (Note 2):
    BNA Common Stock                         76,700,111       68,978,670
    Mutual Funds                              8,496,877        5,871,235
    Investment trust                          1,432,597          673,741
    Participant notes receivable                596,740          596,303
                                          -------------    -------------
         Total investments                   87,226,325       76,119,949
                                          -------------    -------------
    Net assets available for benefits      $ 87,241,682     $ 76,149,169
                                          =============    =============







                 See accompanying notes to financial statements.

                               THE BNA 401(k) PLAN

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                  YEARS ENDED DECEMBER 31, 2001, 2000, AND 1999



                                             2001         2000         1999
                                         -----------  -----------  -----------
Additions to net assets attributed to:
Investment income
  Dividends                              $ 2,550,521  $ 2,368,573  $ 2,062,992
  Interest from participant loans             56,583       42,494       20,450
  Net appreciation in fair
    value of investments (Note 2):
    BNA Common Stock                       7,039,817    8,080,815    7,609,875
    Mutual Funds                                   0            0      316,574
                                         -----------  -----------  -----------
                                           9,646,921   10,491,882   10,009,891

Contributions by participants (Note 1)
  Salary Reduction                         6,090,336    5,751,202    5,784,213
  Rollovers                                  488,247      406,482      977,513
                                         -----------  -----------  -----------
 Total additions                          16,225,504   16,649,566   16,771,617
                                         -----------  -----------  -----------
Deductions from net assets attributed to:
Distributions to participants (Note 1)     4,536,418    4,110,764    3,917,663
Net depreciation in fair value of            594,494      517,706            0
mutual funds (Note 2)
Administrative costs (Note 3)                  2,079        4,648          489
                                         -----------  -----------  -----------
 Total deductions                          5,132,991    4,633,118    3,918,152
                                         -----------  -----------  -----------
   Net increase                           11,092,513   12,016,448   12,853,465
Net assets available for benefits:
   Beginning of year                      76,149,169   64,132,721   51,279,256
                                         -----------  -----------  -----------
   End of year                           $87,241,682  $76,149,169  $64,132,721
                                         ===========  ===========  ===========



                 See accompanying notes to financial statements.

                               THE BNA 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS

                  YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999



(1)         SUMMARY DESCRIPTION OF PLAN

      The following description of the BNA 401(k) Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

      The Plan is a contributory benefit plan sponsored by The Bureau of National Affairs, Inc. (the "Company"), for the benefit of employees of the Company and certain of its subsidiaries. The Plan was established in 1982 with an effective date of January 1, 1983, and is subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Plan is designed to provide benefits to participants or their beneficiaries, and encourages savings through investments in the Company's common stock and various other investment options.

      Full-time and part-time employees are eligible to participate in the Plan upon completion of thirty days and one year of service, respectively. To participate, eligible employees authorize the Company to contribute, on their behalf, a salary reduction amount that is up to 15% of their compensation for the Plan year, subject to certain ceiling limitations provided in the Plan, by tax laws, and by ERISA. The Plan also accepts rollover contributions from a previous employer for the benefit of new participants.

      Two trusts have been established by the Plan, one (the BNA Stock Trust) for holding Company stock, and one (the Mutual Fund Trust) for holding all other investments. The trusts maintain separate accounts for each participant in the Plan. These accounts are credited with the participants' contributions and Plan earnings, and may be charged with certain administrative expenses. Participants' accounts are fully vested. Distributions can be made in the event of retirement, death, qualifying hardships, or other severance of service. If, upon terminating employment, a participant's account value exceeds $5,000; the participant may opt to delay distribution until reaching age 65.

      An administrative committee appointed by the Company's Board of Directors acts as administrator of the Plan. An officer of the Company serves as the Trustee of the BNA stock trust. Charles Schwab Trust Company is the trustee of the Mutual Fund trust.

      The Plan maintains its records and prepares its financial statements on the accrual basis of accounting. The preparation of financial statements requires the use of estimates.


(2)   INVESTMENTS

      Upon enrollment in the Plan, a participant may direct contributions to any of ten investment options. Participants may change their investment options as desired. Investment options include the shares of the Company's common stock, a stable value fund, and eight mutual funds of registered investment companies that invest in various asset mixes of common stocks, debt securities, and/or money market securities.

                                                                (Continued)

                               THE BNA 401(k) PLAN

                          NOTES TO FINANCIAL STATEMENTS

                        YEARS ENDED DECEMBER 31, 2001, 2000 AND 1999


      Mutual funds (shares of registered investment companies) are stated at fair value and purchases and sales of investments are recorded on a trade-date basis. Shares of registered investment companies are valued at quoted market prices which represent the net asset value of shares held by the Plan at year-end. Participant notes receivable are valued at cost which approximates fair value. The fair value of the Company's common stock is valued by the Company's Board of Directors semiannually for the Stock Purchase and Transfer Plan (SPTP). The Plan values its investments in the Company's stock at the price used for SPTP market trades. BNA Common Stock represented five percent or more of net assets available for Plan benefits as of December 31, 2001 and 2000.

      The Company's Class A Common Stock, which is voting, may only be purchased by employees with a full year of service. Former employees and, in some cases, their beneficiaries may hold Class A Common Stock for up to three years. The Company's Class B Common Stock is issued to employees in exchange for Class A Common Stock upon their retirement. The Company's Class C Common Stock is issued in exchange for Class A Common Stock to employees of any subsidiary, upon disposition of the subsidiary. The Trust may convert Class A Common Stock for cash, or exchange it for Class B or Class C Common Stock, if necessary to comply with the above ownership restrictions.

      Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of $50,000. Loan terms range from one to five years. The loans are secured by the balance in the participant's account and bear interest at the Prime rate plus one percent, as determined at the loan's inception. Principal and interest is paid through regular payroll deductions. Loans and loan repayments are treated as Plan asset transfers, not as distributions and contributions.

(3)   ADMINISTRATIVE COSTS

      The Company pays certain administrative costs on behalf of the Plan. Such costs, which are made up of custodian and administrator fees, are not reflected in the accompanying financial statements. The Plan pays administrative costs related to any non-routine adjustments or transactions.


(4)         INCOME TAXES

      The Plan received its latest favorable determination letter from the Internal Revenue Service on January 19, 1996 indicating that the Plan, as designed, is qualified under the applicable requirements of the Internal Revenue Code. The Plan Sponsor has requested, but has not yet received a determination letter updated to include various amendments that had been adopted since the receipt of the aforementioned letter. The Plan Sponsor believes that the Plan is currently designed and is being operated in compliance with the Internal Revenue Code, and that therefore, the Plan qualifies as tax-exempt as of December 31, 2001. Therefore, no provision for income taxes is included in the Plan's financial statements.

                               THE BNA 401(k) PLAN

           Line 27a -- Schedule of Assets Held for Investment Purposes
                                December 31, 2001



                                                                Fair
  $ or Shares      Identity and description of investment      Value
-----------------------------------------------------------  -----------


                    Cash                                     $    15,357
                    -----                                    -----------

*Shares  7,866,678  BNA Common Stock                          76,700,111
                    ----------------                         -----------

                    Mutual Funds
                    ------------
 Shares    16,739   Artisan Mid Cap Fund                         431,694
           21,899   Deutsche International  Equity Fund          413,250
          111,397   PIMCO Total Return Fund                    1,165,218
           30,840   T Rowe Price Personal Strategy-Balanced      465,372
           47,948   T Rowe Price Personal Strategy-Growth        841,010
           21,707   T Rowe Price Personal Strategy-Income        278,061
           41,237   Torray Fund                                1,547,614
           31,681   Vanguard Index Trust 500 Portfolio         3,354,658
                                                             -----------
                     Total Mutual Funds                        8,496,877
                                                             -----------
                    Investment Trust
                    ----------------
*  $    1,432,597   Charles Schwab Stable Value Fund           1,432,597


                   Participant Notes Receivable
                   -----------------------------
*  $      596,740  (Interest rates from 5.75% to 10.5%)          596,740
                                                             -----------

                   Total Investments                         $87,241,682
                                                             ===========


* Party-in-Interest to the Plan

See accompanying independent auditors' report.